      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997

                                            REGISTRATION STATEMENT NO. 333-21475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               MEDPARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                                             63-1151076
   (State or Other Jurisdiction                                                (I.R.S. Employer
of Incorporation or Organization)                                           Identification Number)

                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA 35244
                                 (205) 733-8996
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)
                               ------------------
                                 LARRY R. HOUSE
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA 35244
                              TEL: (205) 733-8996
                              FAX: (205) 733-1568
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                               ------------------
                          COPIES OF COMMUNICATIONS TO:

             J. BROOKE JOHNSTON, JR., ESQ.                              ROBERT E. LEE GARNER, ESQ.
        SENIOR VICE PRESIDENT & GENERAL COUNSEL                       F. HAMPTON MCFADDEN, JR., ESQ.
                   MEDPARTNERS, INC.                                      JAMES H. SINNOTT, ESQ.
            3000 GALLERIA TOWER, SUITE 1000                           HASKELL SLAUGHTER & YOUNG, LLC
             BIRMINGHAM, ALABAMA 35244-2331                             1200 AMSOUTH/HARBERT PLAZA
                  TEL: (205) 733-8996                                    1901 SIXTH AVENUE NORTH
                  FAX: (205) 982-7709                                   BIRMINGHAM, ALABAMA 35203
                                                                           TEL: (205) 251-1000
                                                                           FAX: (205) 324-1133

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the fees and expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock, par value $.001 per share (the "Common Stock"), offered hereby.

Securities and Exchange Commission Registration Fee.........  $ 35,067.18
Legal Fees and Expenses.....................................  $    15,000
Accounting Fees.............................................  $    10,000
Printing Costs..............................................  $    60,000
Miscellaneous Expenses......................................  $    10,000
                                                              -----------
          Total.............................................  $130,067.18
                                                              ===========

---------------

* Actual amount.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of Delaware ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Company's Third Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Company's Second Amended and Restated By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     The Company has agreed to indemnify all of its directors and executive officers against liability incurred by them by reason of their services as a director to the fullest extent allowable under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act.

ITEM 16. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibits:

EXHIBIT
  NO.                                   DESCRIPTION
--------                                -----------
  (2)-1    --   Agreement and Plan of Merger, dated as of January 20, 1997 as amended by Amendment No. 1 dated as of May 21, 1997,
                   among MedPartners, Inc., SeaBird Merger Corporation and
                   InPhyNet Medical Management Inc., filed as Exhibit (2)-1
                   to the Company's Registration Statement on Form S-4
                   (Registration No. 333-24639), is hereby incorporated
                   herein by reference.
  (4)-1    --   MedPartners, Inc. Rights Agreement, filed as Exhibit (4)-1 to the Company's Registration Statement on Form S-4
                   (Registration No. 33-00774), is hereby incorporated
                   herein by reference.
  (4)-2    --   Amendment No. 1 to the Rights Plan of MedPartners, Inc.,
                   filed as Exhibit (4)-2 to the Company's Annual Report on
                   Form 10-K for the Year ended December 31, 1996, is hereby
                   incorporated herein by reference.
  (4)-3    --   Amendment No. 2 to the Rights Agreement of MedPartners,
                   Inc., filed as Exhibit (4)-2 to the Company's
                   Registration Statement on Form S-3 (Registration No.
                   333-17339), is hereby incorporated herein by reference.
  (5)      --   Opinion of Haskell Slaughter & Young L.L.C., as to the
                   legality of the Common Stock of the Company.
 (23)-1    --   Consent of Ernst & Young LLP. See pages immediately
                   following signature pages to the Registration Statement.
 (23)-2    --   Consent of Haskell Slaughter & Young L.L.C. (included in the opinion filed as Exhibit (5)).
 (24)      --   Powers of Attorney. See the signature pages to the original filing of this Registration Statement.

     (b) Financial Statements Schedule:

          None are applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on June 3, 1997.


                                          MEDPARTNERS, INC.

                                          By        /s/ LARRY R. HOUSE
                                            ------------------------------------
                                                       Larry R. House
                                            Chairman of the Board, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                  CAPACITY                   DATE
                      ---------                                  --------                   ----

                 /s/ LARRY R. HOUSE                    Chairman of the Board,              June 3, 1997
-----------------------------------------------------    President and Chief
                   Larry R. House                        Executive Officer and
                                                         Director

                          *                            Executive Vice President and        June 3, 1997
-----------------------------------------------------    Chief Financial Officer
                Harold O. Knight, Jr.                    (Principal Financial and
                                                         Accounting Officer)

                          *                            Director                            June 3, 1997
-----------------------------------------------------
                 Richard M. Scrushy

                          *                            Director                            June 3, 1997
-----------------------------------------------------
               Larry D. Striplin, Jr.

                          *                            Director                            June 3, 1997
-----------------------------------------------------
               Charles W. Newhall III

                          *                            Director                            June 3, 1997
-----------------------------------------------------
                  Ted H. McCourtney

                          *                            Director                            June 3, 1997
-----------------------------------------------------
              Walter T. Mullikin, M.D.

                          *                            Director                            June 3, 1997
-----------------------------------------------------
               John S. McDonald, J.D.

                          *                            Director                            June 3, 1997
-----------------------------------------------------
                  Richard J. Kramer

                          *                            Director                            June 3, 1997
-----------------------------------------------------
               Rosalio J. Lopez, M.D.

                          *                            Director                            June 3, 1997
-----------------------------------------------------
                 C.A. Lance Piccolo

                          *                             Director                                      June 3, 1997
------------------------------------------------------
                  Roger L. Headrick

                          *                             Director                                      June 3, 1997
------------------------------------------------------
             Harry M. Jansen Kraemer, Jr.

                *By /s/ LARRY R. HOUSE
  -------------------------------------------------
                    Larry R. House
                   Attorney-in-Fact

                                                                  EXHIBIT (23)-1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3, No. 333-21475) and the related Prospectus of MedPartners, Inc. for the registration of shares of its Common Stock and the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements of MedPartners, Inc. for the year ended December 31, 1996, included in its Annual Report on Form 10-K/A for the year ended December 31, 1996, and our report dated February 14, 1997, (except for the second paragraph of Note 4, as to which the date is May 20, 1997) with respect to the consolidated financial statements of InPhyNet Medical Management Inc. and Subsidiaries, included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
May 30, 1997

                                 EXHIBIT INDEX

                                                                              SEQUENTIALLY
EXHIBIT                                                                         NUMBERED
  NO.                                   DESCRIPTION                               PAGE
--------                                -----------                           ------------
  (2)-1    --   Agreement and Plan of Merger, dated as of January 20, 1997 as amended by Amendment No. 1 dated as of May 21, 1997,
                   among MedPartners, Inc., Seabird Merger Corporation and
                   InPhyNet Medical Management Inc., filed as Exhibit (2)-1
                   to the Company's Registration Statement on Form S-4
                   (Registration No. 333-24639), is hereby incorporated
                   herein by reference.
  (4)-1    --   MedPartners, Inc. Rights Agreement, filed as Exhibit (4)-1 to the Company's Registration Statement on Form S-4
                   (Registration No. 333-00774), is hereby incorporated by
                   reference herein.
  (4)-2    --   Amendment No. 1 to the Rights Plan of MedPartners, Inc.,
                   filed as Exhibit (4)-2 to the Company's Annual Report on
                   Form 10-K for the Year ended December 31, 1996, is hereby
                   incorporated herein by reference.
  (4)-3    --   Amendment No. 2 to the Rights Agreement of MedPartners,
                   Inc., filed as Exhibit (4)-2 to the Company's
                   Registration Statement on Form S-3 (Registration No.
                   333-17339), is hereby incorporated herein by reference.
  (5)      --   Opinion of Haskell Slaughter & Young L.L.C., as to the
                   legality of the Common Stock of the Company
 (23)-1    --   Consent of Ernst & Young LLP. See pages immediately
                   following signature pages to the Registration Statement.
 (23)-2    --   Consent of Haskell Slaughter & Young L.L.C. (included in the opinion filed as Exhibit (5)).
 (24)      --   Powers of Attorney. See the signature pages to the original filing of this Registration Statement.